Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

November 10, 2021

The Sherwin-Williams Company

101 West Prospect Avenue, N.W.

Cleveland, Ohio 44115-1075

Re:	$500,000,000 of 2.200% Senior Notes due 2032; and

$500,000,000 of 2.900% Senior Notes due 2052 of

The Sherwin-Williams Company

Ladies and Gentlemen:

We are acting as counsel for The Sherwin-Williams Company, an Ohio corporation (the “Company”), in connection with the issuance and sale of $500,000,000 aggregate principal amount of the Company’s 2.200% Senior Notes due 2032 (the “2032 Notes”) and $500,000,000 aggregate principal amount of the Company’s 2.900% Senior Notes due 2052 (the “2052 Notes” and, together with the 2032 Notes, the “Notes”), pursuant to the Underwriting Agreement, dated as of November 8, 2021 (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC acting as representatives (in such capacity, the “Representatives”) of the several underwriters named therein. The Notes are being issued under an indenture, dated as of July 31, 2015 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Base Trustee”), as amended and supplemented by the Seventeenth Supplemental Indenture relating to the 2032 Notes, dated November 10, 2021 (the “Seventeenth Supplemental Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Series Trustee”), and the Eighteenth Supplemental Indenture relating to the 2052 Notes, dated November 10, 2021 (“Eighteenth Supplemental Indenture”, and together with the Base Indenture and the Seventeenth Supplemental Indenture, the “Indenture”), between the Company and the Series Trustee.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Company.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For purposes of the opinion expressed herein, we have assumed that (i) each of the Base Trustee and the Series Trustee has authorized, executed and delivered the Base Indenture, Seventeenth Supplemental Indenture or the Eighteenth Supplemental Indenture, as applicable, (ii) the Notes have been duly authenticated by the Series Trustee in accordance with the terms of the Indenture and (iii) each of the Base Indenture, Seventeenth Supplemental Indenture and the Eighteenth Supplemental Indenture is the valid, binding and enforceable obligation of the Base Trustee or the Series Trustee, as applicable.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SAUDI ARABIA • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

The Sherwin Williams Company November 10, 2021 Page 2

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York and the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-233215) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day